Exhibit 10.7

Lease Contract

Lessor:	Transcend Optronics (Yangzhou) Co., Ltd.
(Hereinafter referred to as Party A)

Leaser:	Dihao Electronics (Yangzhou) Co., Ltd.
(Hereinafter referred to as Party B)

In accordance with the principles of mutual benefit and by friendly consultations, Party A and Party B hereby agree as follows in relation to the lease of the factory buildings and ancillary production equipment, etc. from Party A to Party B.

01) Premises

a) Party A hereby agrees to lease to Party B the factory buildings, which are located at No.8, Wuzhouxilu, Yangzhou Economic Development Area.

b) The total lease area is changed to 6.910.5M2 (calculated according to the actual usable area).

c÷Party A hereby warrants that the factory buildings and the ancillary production equipment are all legally owned by Party A without any legal defects.

d) The factory buildings and the ancillary equipment to be leased to Party B must be used for legal purpose.

02) Lease Term

a) Time of delivery: Party A should deliver the Premises to Party B by October 1 2007.

b) Duration of the lease: The proposed term of this lease is two years, from October 1 2007 to September 30 2009.

c) One month prior to the expiration of the lease term (before September 1 2007), if Party B intends to renew the lease, the rent will be adjusted according to the consumer price index as promulgated by the government.

d) If Party B does not give the renewal request in writing within the above specified period, then, Party A has the right to terminate the lease. But Party B has the preferred right to lease for a provisional period of 5 years.

e) This contract is the extended contract for the contract that was signed by both Parties as of October 1, 2005. Once this contract comes into effect, the previous contract becomes out of validity.

03) Purpose of the Lease

The factory buildings and ancillary production equipment, etc. to be leased to Party B should be mainly used for manufacturing purpose. Provided that the safety and quality of Party A’s buildings would not be affected, Party B has the right to use reasonably the factory buildings (within the leased area) without Party A’s approval.

04) Payment of the Rent

a) Both parties decided that the rent for the factory buildings is RMB14/M2/month, i.e. a total of RMB321,928 (tax included) for two years.

b) The annual rent shall be paid in 12 installments. Annual rent is due and paid monthly upon the issuance of the rent notice in the sum of 96,747RMB.

c) Party A shall issue a legal invoice to Party B three business days before Party B makes the rent payment. Further, Party A has to comply with the obligations as stipulated under this Lease Contract.

05) Delivery of the Premises

Party A delivers the leased premises before October 1 2007 in compliance with the following conditions:

a) The provided and to be rented factory buildings have been cleaned with the clean ground , free of remnant.

b) There is no obstruction on the roads from the to be rented factory buildings to the factory gate of Party A and the cooperated work and preparation has been finalized by Party A for Party B’s using the to be rented factory buildings.

06) Maintenance and Modification of Lease Premises

a) Party A allows Party B to discretionally make the equipment arrangement in the rented factory buildings at its own option with coordination to be given and supported by Party A.

b) Party B is responsible for the daily maintenance of the rented rooms and undertakes the relevant expenses.

07) Rights and Obligations of Both Parties

(A) Party A’s rights and Obligations

a) To have the right to take in the rent in schedule. If Party B has no proper reason and delay the rent payment, then, Party A should charge 3/10000 of monthly rent as penalty every day upon one day delay. If Party B delays making the payment up to more than one month, then, Party A has the right to notify in writing Party B to release the lease contract.

b) To have the right to inspect the workshops in which Party B’s production equipment are installed and once it is found out that the destructive use is made on the factory buildings and ancillary production equipment, etc., then, Party A has the right to stop Party B from doing this and make Party B to rectify this in written notice.

c) To have the right to require Party B’s staff working in Party A’s factory consciously to observe the regulations and rules made by Party A.

d) To ensure that Party B can reasonably use the rented factory buildings and the ancillary production equipment, etc at its own discretion without interference on the normal operation activity.

e) To provide the convenience and support to Party B’s rented factory buildings and the ancillary production equipment, etc. including its items and persons and it is not allowed for Party A to set up the obstruction, otherwise to take the compensation responsibility.

f) To take the responsibility for the safety, proof-theft and proof-fire around the rented buildings.

(B) Party B’s rights and Obligations

a) To have the right reasonably to use the rented factory buildings and the ancillary production equipment, etc. at its own discretion as well as the relevant dypasses in the factory area

b) To have the right to make the proper reconstruction on the rented factory buildings and the ancillary production equipment, etc. upon the production requirements. When the rent term expires, Party B has the right to dismantle the relevant things in itself-property rights.

c) Properly to use the Lease Premises and it is not allowed to carry out the destructive use on the rented factory buildings and the ancillary production equipment, etc.

d) To make the rent payment in time.

e) When the lease term expires, Party B should make a cleaning of the factory buildings in rent, and if anything in Party B’s property rights is not dismantled, it will belong to Party A free of charge upon the agreement of Party A.

08) Liability in Breach of Contract

a) If any of the parities wishes to terminate the contract in advance in the term of contract, then, the other party has the right to give a refusal.

b) If the contract is forcibly terminated by any of the parties, then, the party in breach should make payment of breach penalty (equivalent to one fourth of annual rent) to the other party.

c) If Party A’s staff disturb the relevant staff of Party B to enter or leave the working area of Party A or interfere the normal production activity of Party B, then, it is deemed as breach of the contract, and Party A should pay some penalty (equivalent to annual rent) to Party B. If some loss is caused, the compensation should be made correspondingly.

d) If one party is in breach of obligation and causes the loss to the other party, the party in breach should undertake the economic loss from the other party. If the economic loss is hard to be calculated or cannot be agreed by both parties, then, it will be assumed equivalent to one fourth of annual rent.

09. If the contract cannot be performed by any of the parties due to Force Majeure, both parties will take no responsibility, but once the influence of Force Majeure disappears, both parties should continue to implement this contract.

10. If there is any dispute in the implementation of this contract, both parties will make a solution through amicable consultation. In case the agreement cannot be reached, the dispute can be submitted for the arbitration in Yangzhou Arbitration Committee by any Party.

11. For the outstanding matters under this contract, the separate consultation can be made with the supplemented agreement to be signed. The signed supplemented agreement has the same force as this contract.

12. There will be four counterparts of this contract, two counterparts for each party, which will come into force upon the signatures and stamps.

Party A (stamp):
Authorized representative (signature):

Party B (stamp):
Authorized representative (signature):

Date of Execution: October, 2007